August 2024

Preliminary Pricing Supplement No. 3,508

Registration Statement Nos. 333-275587; 333-275587-01

Dated August 13, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after six months, the securities will be automatically redeemed if the closing price of each of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund which we refer to as the underlying shares, on any of the quarterly determination dates is greater than or equal to 92% of its respective initial share price, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,912.50 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to forgo current income and participation in the appreciation of any of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying shares closes at or above the respective call threshold level on a quarterly determination date or the final determination date, respectively. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of any of the underlying shares will result in a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	iShares® Russell 2000 Value ETF (the “IWN Shares”), SPDR® S&P® Regional Banking ETF (the “KRE Shares”) and Energy Select Sector SPDR® Fund (the “XLE Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	August 20, 2024
Original issue date:	August 23, 2024 (3 business days after the pricing date)
Maturity date:	August 16, 2029
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this 6-month initial non-call period, if, on any quarterly determination date, beginning on February 12, 2025, the closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing price of any of the underlying shares is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 18.25% per annum, to be determined on the pricing date) for each quarterly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after six months, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:

With respect to the IWN Shares, $93.126, which is 60% of its initial share price

With respect to the KRE Shares, $31.356, which is 60% of its initial share price

With respect to the XLE Shares, $53.91, which is 60% of its initial share price

Call threshold level:

With respect to the IWN Shares, $142.793, which is approximately 92% of its initial share price

With respect to the KRE Shares, $48.079, which is approximately 92% of its initial share price

With respect to the XLE Shares, $82.662, which is 92% of its initial share price

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

At least $1,912.50 (to be determined on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $979.50 per security, or within $55.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the IWN Shares, $155.21, which is its closing price on August 12, 2024

With respect to the KRE Shares, $52.26, which is its closing price on August 12, 2024

With respect to the XLE Shares, $89.85, which is its closing price on August 12, 2024

Determination closing price:	With respect to each of the underlying shares, on any trading day, the closing price of such underlying shares on such day multiplied by the applicable adjustment factor on such day
Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final determination date multiplied by the adjustment factor on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying share with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, the final share price divided by the initial share price
CUSIP / ISIN:	61776RHY3 / US61776RHY36
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	2/12/2025	1st early redemption date:	2/18/2025	At least $1,091.25
2nd determination date:	5/12/2025	2nd early redemption date:	5/15/2025	At least $1,136.875
3rd determination date:	8/21/2025	3rd early redemption date:	8/26/2025	At least $1,182.50
4th determination date:	11/12/2025	4th early redemption date:	11/17/2025	At least $1,228.125
5th determination date:	2/12/2026	5th early redemption date:	2/18/2026	At least $1,273.75
6th determination date:	5/12/2026	6th early redemption date:	5/15/2026	At least $1,319.375
7th determination date:	8/12/2026	7th early redemption date:	8/17/2026	At least $1,365.00
8th determination date:	11/12/2026	8th early redemption date:	11/17/2026	At least $1,410.625
9th determination date:	2/12/2027	9th early redemption date:	2/18/2027	At least $1,456.25
10th determination date:	5/12/2027	10th early redemption date:	5/17/2027	At least $1,501.875
11th determination date:	8/12/2027	11th early redemption date:	8/17/2027	At least $1,547.50
12th determination date:	11/12/2027	12th early redemption date:	11/17/2027	At least $1,593.125
13th determination date:	2/14/2028	13th early redemption date:	2/17/2028	At least $1,638.75
14th determination date:	5/12/2028	14th early redemption date:	5/17/2028	At least $1,684.375
15th determination date:	8/14/2028	15th early redemption date:	8/17/2028	At least $1,730.00
16th determination date:	11/13/2028	16th early redemption date:	11/16/2028	At least $1,775.625
17th determination date:	2/12/2029	17th early redemption date:	2/15/2029	At least $1,821.25
18th determination date:	5/14/2029	18th early redemption date:	5/17/2029	At least $1,866.875
Final determination date:	8/13/2029	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least approximately 18.25% per annum.

August 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing price of each of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund on any quarterly determination date (beginning after six months) is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,912.50 per $1,000 security. If the securities have not previously been redeemed and the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, investors will receive a payment of maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any of the underlying shares.

Maturity:	Approximately 5 years
Automatic early redemption (beginning after six months):

The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this 6-month initial non-call period, if, on any quarterly determination date, the closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 18.25% per annum) for each quarterly determination date, as follows*:

●1st determination date: At least $1,091.25

●2nd determination date: At least $1,136.875

●3rd determination date: At least $1,182.50

●4th determination date: At least $1,228.125

●5th determination date: At least $1,273.75

●6th determination date: At least $1,319.375

●7th determination date: At least $1,365.00

●8th determination date: At least $1,410.625

●9th determination date: At least $1,456.25

●10th determination date: At least $1,501.875

●11th determination date: At least $1,547.50

●12th determination date: At least $1,593.125

●13th determination date: At least $1,638.75

●14th determination date: At least $1,684.375

●15th determination date: At least $1,730.00

●16th determination date: At least $1,775.625

●17th determination date: At least $1,821.25

●18th determination date: At least $1,866.875

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:	If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

August 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

At least $1,912.50 (to be determined on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

August 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $979.50, or within $55.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

August 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after six months, the securities will be automatically redeemed if the closing price of each of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund on any quarterly determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after six months, when each of the underlying shares closes at or above its respective call threshold level on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that any of the underlying shares closes below its respective call threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each of the underlying shares closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to at least $1,912.50 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in any of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that any of the underlying shares closes below its respective call threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying share closes below its respective call threshold level, but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that any of the underlying shares closes below its respective call threshold level on each of the quarterly determination dates (beginning after six months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any of the underlying shares closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

August 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of each of the underlying shares on each of the quarterly determination dates (beginning after six months), and the payment at maturity, if any, will be determined by reference to the closing price of each of the underlying shares on the final determination date. The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date. The actual initial share prices, call threshold levels and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 18.25% per annum) for each quarterly determination date (beginning after six months), as follows:

●1st determination date: $1,091.25

●2nd determination date: $1,136.875

●3rd determination date: $1,182.50

●4th determination date: $1,228.125

●5th determination date: $1,273.75

●6th determination date: $1,319.375

●7th determination date: $1,365.00

●8th determination date: $1,410.625

●9th determination date: $1,456.25

●10th determination date: $1,501.875

●11th determination date: $1,547.50

●12th determination date: $1,593.125

●13th determination date: $1,638.75

●14th determination date: $1,684.375

●15th determination date: $1,730.00

●16th determination date: $1,775.625

●17th determination date: $1,821.25

●18th determination date: $1,866.875

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its call threshold level:

$1,912.50 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares.

August 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Under these circumstances, you will lose a significant portion or all of your investment.
Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the IWN Shares: $200.00 With respect to the KRE Shares: $50.00 With respect to the XLE Shares: $80.00
Hypothetical Downside Threshold Level:

With respect to the IWN Shares: $120.00, which is 60% of its hypothetical initial share price

With respect to the KRE Shares: $30.00, which is 60% of its hypothetical initial share price

With respect to the XLE Shares: $48.00, which is 60% of its hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the IWN Shares: $184.00, which is 92% of its hypothetical initial share price

With respect to the KRE Shares: $46.00, which is 92% of its hypothetical initial share price

With respect to the XLE Shares: $73.60, which is 92% of its hypothetical initial share price

August 2024 Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

	Determination Closing Price
Date	IWN Shares	KRE Shares	XLE Shares	Payment (per Security)
1st Determination Date	$180.00 (below the call threshold level)	$60.00 (at or above the call threshold level)	$95.00 (at or above the call threshold level)	--
2nd Determination Date	$220.00 (at or above the call threshold level)	$54.00 (at or above the call threshold level)	$107.00 (at or above the call threshold level)	$1,182.50

In this example, on the first determination date following the initial six-month non-call period, the closing price of two of the underlying shares is at or above the respective call threshold levels, but the closing price of the other underlying share is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing price of each of the underlying shares is at or above the respective call threshold levels. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,182.50 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlying shares.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying shares close below the respective call threshold level(s) on each of the quarterly determination dates (beginning after six months), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price
	IWN Shares	KRE Shares	XLE Shares	Payment at Maturity (per Security)
Example 1:	$220.00 (at or above its call threshold level)	$70.00 (at or above its call threshold level)	$104.00 (at or above its call threshold level)	$1,912.50
Example 2:	$240.00 (at or above its call threshold level and downside threshold level)	$55.00 (at or above its call threshold level and downside threshold level)	$68.00 (below its call threshold level but at or above its downside threshold level)	$1,000
Example 3:	$240.00 (at or above its call threshold level and downside threshold level)	$20.00 (below its downside threshold level)	$100.00 (at or above its call threshold level and downside threshold level)	$1,000 × ($20.00 / $50.00) = $400
Example 4:	$240.00 (at or above its call threshold level and downside threshold level)	$37.50 (below its call threshold level but at or above its downside threshold level)	$16.00 (below its downside threshold level)	$1,000 × ($16.00 / $80.00) = $200
Example 5:	$40.00 (below its downside threshold level)	$25.00 (below its downside threshold level)	$36.00 (below its downside threshold level)	$1,000 × ($40.00 / $200.00) = $200

In example 1, the final share price of each of the underlying shares is at or above its respective call threshold level. Therefore, investors receive at maturity a fixed positive return. Investors do not participate in any appreciation in any of the underlying shares.

In example 2, the final share prices of two of the underlying shares are at or above their call threshold levels and downside threshold levels, but the final share price of the other underlying share is below its call threshold level and at or above its downside threshold level. The IWN Shares have increased 20% from its initial share price to its final share price, the KRE Shares have increased 10% from its initial share price to its final share price and the XLE Shares have declined 20% from its initial share price to its final share price. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any of the underlying shares.

August 2024 Page 9

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Principal at Risk Securities

In example 3, the final share prices of two of the underlying shares are at or above their call threshold levels and downside threshold levels, but the final share price of the other underlying share is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The IWN Shares have increased 20% from its initial share price to its final share price, the KRE Shares have declined 60% from its initial share price to its final share price and the XLE Shares have increased 25% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the KRE Shares, which is the worst performing underlying shares in this example.

In example 4, the final share price of one of the underlying shares is at or above its call threshold level and downside threshold level, the final share price of one of the underlying shares is below its call threshold level and at or above its downside threshold level, and the final share price of the other underlying share is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The IWN Shares have increased 20% from its initial share price to its final share price, the KRE Shares have declined 25% from its initial share price to its final share price and the XLE Shares have declined 80% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the XLE Shares, which is the worst performing underlying shares in this example.

In example 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. The IWN Shares have declined 80% from its initial share price to its final share price, the KRE Shares have declined 50% from its initial share price to its final share price and the XLE Shares have declined 55% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the IWN Shares, which is the worst performing underlying shares in this example.

If the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

August 2024 Page 10

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Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any of the underlying shares is less than its respective downside threshold level of 60% of its initial share price, you will be exposed to the decline in the price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each of the underlying shares closes at or above its respective call threshold level on any quarterly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final share price of each of the underlying shares is at or above its call threshold level. In all cases, you will not participate in any appreciation of any of the underlying shares, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to its respective initial share price, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares, odividend rates on the stocks constituting the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituents of the underlying shares,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any of the underlying shares based on its historical performance. The price(s) of one or more of the underlying shares may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount. See “iShares® Russell 2000 Value ETF Overview,” “SPDR® S&P® Regional Banking ETF Overview” and “Energy Select Sector SPDR® Fund Overview” below.

August 2024 Page 11

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Principal at Risk Securities

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of any of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed within the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

August 2024 Page 12

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Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

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Principal at Risk Securities

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares or the component stocks of the share underlying indices listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to August 12, 2024 could potentially increase the initial share price of an underlying share, and, therefore, could increase (i) the price at or above which such underlying share must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying share, which is the price at or above which such underlying share must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing price in the event of a market disruption event or discontinuance of an underlying share. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2024 Page 13

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive the early redemption payment, each of the underlying shares must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been automatically redeemed early and any of the underlying shares have declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if one or both of the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to a greater risk of sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below the respective downside threshold level on the final determination date than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will suffer a significant loss on your investment.

￭The securities are linked to the iShares® Russell 2000 Value ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000 Value ETF is one of the underlying shares, and the iShares® Russell 2000 Value ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the iShares® Russell 2000 Value ETF may be more volatile than indices or funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The investment strategy represented by the iShares® Russell 2000 Value ETF may not be successful. The iShares® Russell 2000 Value ETF seeks to track the investment results of the Russell 2000® Value Index. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value-oriented, with lower price-to-book ratios and lower forecasted growth values. However, there can be no assurance that the Russell 2000® Value Index will outperform any other index or strategy that tracks stocks selected using other criteria. A “value” investment strategy is premised on the goal of investing in stocks that are deemed to be relatively cheap or “undervalued,” based on the assumption that the values of those stocks will increase over time. However, the value characteristics referenced by the Russell 2000® Value Index may not be accurate predictors of undervalued stocks, and there is in any event no guarantee that undervalued stocks will appreciate or will not depreciate. In addition, the selection methodology of the Russell 2000® Value Index includes an inherent bias against stocks with strong growth characteristics, and stocks with strong growth characteristics may outperform stocks with weak growth characteristics. It is possible that the investment strategy and stock selection methodology of the Russell 2000® Value Index will adversely affect its return and, therefore, the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the KRE Shares are issued by companies whose primary lines of business are directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

August 2024 Page 14

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Principal at Risk Securities

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank's financial performance may be dependent upon the business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the respective share underlying index. The publisher may add, delete or substitute the securities constituting the respective share underlying index or make other methodological changes that could change the value of the respective share underlying index, and, consequently, the price of the underlying shares and the value of the securities. The publisher of each of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under

August 2024 Page 15

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Principal at Risk Securities

these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final determination date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

August 2024 Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

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Principal at Risk Securities

iShares® Russell 2000 Value ETF Overview

The iShares® Russell 2000 Value ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Value Index. The iShares® Russell 2000 Value ETF is managed by iShares® Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 Value ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000 Value ETF is accurate or complete.

Information as of market close on August 12, 2024:

Bloomberg Ticker Symbol:	IWN UP	52 Week High (on 7/26/2024):	$171.34
Current Share Price:	$155.21	52 Week Low (on 10/27/2023):	$125.51
52 Weeks Ago:	$146.56

The following graph sets forth the daily closing prices of the IWN Shares for the period from January 1, 2019 through August 12, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IWN Shares for each quarter in the same period. The closing price of the IWN Shares on August 12, 2024 was $155.21. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the IWN Shares should not be taken as an indication of future performance, and no assurance can be given as to the value of the IWN Shares at any time, including on the determination dates.

Shares of the iShares® Russell 2000 Value ETF — Daily Closing Prices January 1, 2019 to August 12, 2024

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Principal at Risk Securities

iShares® Russell 2000 Value ETF (CUSIP 464287630)	High ($)	Low ($)	Period End ($)
2019
First Quarter	125.80	107.18	119.90
Second Quarter	126.06	114.14	120.50
Third Quarter	123.96	110.84	119.41
Fourth Quarter	129.00	115.48	128.58
2020
First Quarter	129.50	71.79	82.03
Second Quarter	109.12	74.44	97.46
Third Quarter	108.28	91.58	99.33
Fourth Quarter	132.30	100.90	131.75
2021
First Quarter	169.53	130.00	159.47
Second Quarter	173.97	156.91	165.77
Third Quarter	167.43	152.99	160.23
Fourth Quarter	176.88	157.31	166.05
2022
First Quarter	169.21	151.25	161.40
Second Quarter	162.71	134.47	136.15
Third Quarter	159.38	128.93	128.93
Fourth Quarter	149.64	131.32	138.67
2023
First Quarter	156.96	130.78	137.02
Second Quarter	142.33	128.93	140.80
Third Quarter	151.24	133.80	135.55
Fourth Quarter	158.20	125.51	155.33
2024
First Quarter	158.81	145.61	158.81
Second Quarter	158.93	146.03	152.30
Third Quarter (through August 12, 2024)	171.34	150.05	155.21

This document relates only to the securities offered hereby and does not relate to the IWN Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWN Shares (and therefore the price of the IWN Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWN Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWN Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWN Shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public

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regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Russell 2000® Value Index. The Russell 2000® Value Index is a sub-group of the Russell 2000® Index, which is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, as indicated by lower price-to-book ratios and lower forecasted and historical growth. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Value Index, see the information set forth under “Russell Style Indices—Russell 2000® Value Index” in the accompanying index supplement.

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Principal at Risk Securities

SPDR® S&P® Regional Banking ETF Overview

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSGA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index. SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Regional Banking ETF is accurate or complete.

Information as of market close on August 12, 2024:

Bloomberg Ticker Symbol:	KRE UP	52 Week High (on 7/26/2024):	$59.23
Current Share Price:	$52.26	52 Week Low (on 10/25/2023):	$38.57
52 Weeks Ago:	$46.86

The following graph sets forth the daily closing prices of the KRE Shares for the period from January 1, 2019 through August 12, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the KRE Shares for each quarter in the same period. The closing price of the KRE Shares on August 12, 2024 was $52.26. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the KRE Shares should not be taken as an indication of future performance, and no assurance can be given as to the value of the KRE Shares at any time, including on the determination dates.

Shares of the SPDR® S&P® Regional Banking ETF – Daily Closing Prices January 1, 2019 to August 12, 2024

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Principal at Risk Securities

SPDR® S&P® Regional Banking ETF (CUSIP 78464A698)	High ($)	Low ($)	Period End ($)
2019
First Quarter	57.21	47.38	51.34
Second Quarter	56.64	50.22	53.43
Third Quarter	55.41	48.23	52.79
Fourth Quarter	59.22	50.18	58.25
2020
First Quarter	58.41	28.13	32.59
Second Quarter	46.02	29.52	38.39
Third Quarter	41.18	33.90	35.68
Fourth Quarter	51.95	35.92	51.95
2021
First Quarter	71.10	51.71	66.34
Second Quarter	71.33	63.66	65.53
Third Quarter	68.61	59.87	67.75
Fourth Quarter	75.45	66.81	70.85
2022
First Quarter	78.78	67.01	68.90
Second Quarter	68.24	56.85	58.09
Third Quarter	68.54	56.83	58.88
Fourth Quarter	65.49	56.83	58.74
2023
First Quarter	64.79	42.24	43.86
Second Quarter	44.59	36.08	40.83
Third Quarter	49.04	40.59	41.77
Fourth Quarter	53.82	38.57	52.43
2024
First Quarter	53.00	46.83	50.28
Second Quarter	51.19	45.75	49.10
Third Quarter (through August 12, 2024)	59.23	47.94	52.26

This document relates only to the securities offered hereby and does not relate to the KRE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the

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Principal at Risk Securities

securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index composed of stocks in the S&P® Total Market Index that are classified as part of the Regional Banks sub-industry under the Global Industry Classification Standard. For additional information about the S&P® Regional Banks Select Industry Index, see the information set forth under “Regional Banks Select Industry Index” in the accompanying index supplement.

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Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “SPDR Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

Information as of market close on August 12, 2024:

Bloomberg Ticker Symbol:	XLE UP	52 Week High (on 4/5/2024):	$98.08
Current Share Price:	$89.85	52 Week Low (on 1/18/2024):	$79.91
52 Weeks Ago:	$89.52

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2019 through August 12, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLE Shares for each quarter in the same period. The closing price of the XLE Shares on August 12, 2024 was $89.85. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLE Shares should not be taken as an indication of future performance, and no assurance can be given as to the value of the XLE Shares at any time, including on the determination dates.

Shares of the Energy Select Sector SPDR® Fund — Daily Closing Prices January 1, 2019 to August 12, 2024

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Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter	87.23	76.59	81.17
Third Quarter	93.36	79.09	90.39
Fourth Quarter	91.96	81.20	83.84
2024
First Quarter	94.41	79.91	94.41
Second Quarter	98.08	88.04	91.15
Third Quarter (through August 12, 2024)	93.39	86.45	89.85

This document relates only to the securities offered hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the SPDR Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

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Principal at Risk Securities

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P® and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:

With respect to the IWN Shares, the Russell 2000® Value Index

With respect to the KRE Shares, the S&P® Regional Banks Select Industry Index

With respect to the XLE Shares, the Energy Select Sector Index

Share underlying index publishers:	With respect to the IWN Shares, FTSE Russell or any successor thereof. With respect to each of the KRE Shares and the XLE Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the early redemption date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the early redemption date or the maturity date, as applicable, the business day immediately preceding the scheduled early redemption date or maturity date, as applicable, and (ii) with respect to notice of the date to which the early redemption date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities
Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the securities at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

Even if the treatment of the securities as “open transactions” is respected, because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to August 12, 2024, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the price at or above which such underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of any of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either

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Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due August 16, 2029, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000 Value ETF, the SPDR® S&P® Regional Banking ETF and the Energy Select Sector SPDR® Fund

Principal at Risk Securities

directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

August 2024 Page 29